Exhibit 99.1

Celsion Corporation to Acquire EGEN, Inc.

●	Transaction Forms Fully-Integrated Oncology Discovery and Development Company
●	Creates Multi-Phase Clinical Pipeline with Celsion’s Phase III Product Candidate ThermoDox® and EGEN’s Phase Ib Product Candidate EGEN-001
●	Adds Multiple Therapeutic Platform Technologies: TheraPlas™ for the Delivery of DNA and mRNA, TheraSilence™ for the Delivery of RNA, and RAST™ for Cell Enabled Expression and Secretion of RNA
●	EGEN’s Lead Candidate EGEN-001, A Nanoparticle Comprising IL-12 Plasmid Immunotherapy, in Phase Ib Ovarian Cancer Studies, to Enter Phase I Glioblastoma Study
●	Management to Host Conference Call Today at 11:00 a.m. EDT

Lawrenceville, NJ and Huntsville, AL -- June 10, 2014 /PR Newswire/ -- Celsion Corporation (Celsion) (NASDAQ:CLSN), an oncology drug development company, and EGEN, Inc. (EGEN), a privately-held biopharmaceutical company focused on the development of nucleic acid-based therapeutics for the treatment of cancer and other difficult to treat diseases, today announced the signing of a definitive asset purchase agreement in which Celsion will acquire substantially all of the assets of EGEN, including its Phase Ib DNA-based immunotherapy product candidate EGEN-001 and its therapeutic platform technologies, TheraPlas™ for delivery of DNA and mRNA, TheraSilence™ for delivery of RNA, and RAST™ for Cell Enabled Expression and Secretion of RNA.

Under the terms of the agreement, a wholly-owned subsidiary of Celsion will acquire the assets of EGEN and assume certain liabilities in exchange for cash and shares of Celsion totaling $14 million. The upfront payment consists of $10.6 million in Celsion common stock representing approximately 16.4% of Celsion’s outstanding shares, of which $2.1 million in Celsion common stock is subject to a twenty-four month holdback by Celsion for expense adjustment and certain indemnification claims of Celsion, and $3.4 million in cash.

In addition to the upfront payment, a total of $30.4 million in future milestone obligations are payable to EGEN based on the successful completion of certain clinical development and licensing milestones. The acquisition is expected to close in June 2014, subject to customary closing conditions. The boards of directors of both Celsion and EGEN have unanimously approved the transaction. The transaction is not subject to Celsion shareholder approval.

The combination of Celsion and EGEN will create a fully-integrated, oncology-focused research and development company with a multi-phase clinical pipeline, platform technologies for the discovery of novel, nucleic acid-based immunotherapies and other anti-cancer DNA/RNA therapies, and expertise from bench to bedside. The transaction brings to Celsion EGEN's lead, Phase Ib clinical candidate, EGEN-001, an IL-12 plasmid immunotherapy encased in a nanoparticle delivery system, as well as three technology platforms, TheraPlas™, TheraSilence™, and RAST™ for Cell Enabled Expression and Secretion of RNA.

The transaction complements Celsion’s lead development candidate, ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently advancing in a pivotal, double-blind, placebo-controlled, global Phase III trial (the OPTIMA Study) in primary liver cancer.

“This transaction offers an immediately well-defined strategic fit, bringing together discovery and preclinical expertise with clinical and operational excellence, ground-breaking technologies with high-value clinical assets, to form a company whose synergy provides substantially more than its parts,” said Michael H. Tardugno, Celsion’s President and Chief Executive Officer. “As a combined Company, Celsion-EGEN will be focused on the leading-edge of cancer treatment, with assets in directed chemotherapies, immunotherapies and DNA- or RNA-based therapies. With clinical programs in Phases III, II and I, and an extensive pipeline of pre-clinical product candidates, Celsion-EGEN will be well positioned to deliver innovative new therapies to address areas of pressing unmet medical need in oncology.”

Khursheed Anwer, Ph.D., President and Chief Scientific Officer of EGEN, said, “Since EGEN was founded twelve years ago, our team has worked to develop technologies that overcome the delivery barriers that have kept nucleic acid-based therapies from achieving their full potential and significant promise. By joining with Celsion now, we add not only the operational and managerial expertise to accelerate development of these assets and technologies, but gain access to the added financial resources of an established public company.”

Key strategic benefits of the transaction include:

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A High-Value, Multi-Phase Pipeline with Programs Spanning Discovery Through Phase III. Following completion of the acquisition, Celsion’s pipeline will include two clinical-stage candidates targeting various oncology indications, and three platform technologies for the development of novel nucleic acid-based immunotherapies and other anti-cancer DNA/RNA therapies. These include:

o

ThermoDox® – Celsion’s ThermoDox® is a proprietary heat-activated liposomal encapsulation of doxorubicin. This liposomal technology allows for the delivery of high concentrations of doxorubicin, a widely used anthracycline chemotherapy, in a region specifically targeted with the application of localized heat, such as in radiofrequency ablation (RFA). Celsion recently received Food and Drug Administration clearance to initiate a 550 patient, Phase III pivotal study of ThermoDox® in combination with RFA in primary liver cancer. ThermoDox® is also being evaluated in an ongoing Phase II study in recurrent chest wall breast cancer.

o

TheraPlas™ – TheraPlas™ is a versatile technology platform for the delivery of DNA and mRNA therapeutics via synthetic non-viral carriers and is uniquely capable of providing cell transfection capability for double stranded DNA plasmids and large therapeutic RNA segments such as messenger RNA. The first clinical candidate on the TheraPlas platform is EGEN-001.

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EGEN-001 – EGEN’s EGEN-001 is a DNA-based immunotherapy for the localized treatment of cancer. EGEN-001, designed using the TheraPlas™ platform technology, is an IL-12 DNA plasmid vector encased in a nanoparticle delivery system which enables cell transfection followed by persistent, local secretion of the IL-12 protein. IL-12 is one of the most active cytokines for the induction of potent anti-cancer immunity acting through the induction of T-lymphocyte and natural killer (NK) cell proliferation. As a recombinant protein, however, IL-12 has poor pharmacokinetics and historically has been associated with serious toxicities. The Company believes these problems may be effectively addressed by EGEN-001’s unique mechanism of action and method of administration.

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EGEN-001 for Ovarian and Brain Cancers - Positive safety and encouraging Phase I results with EGEN-001 given as monotherapy in patients with peritoneally metastasized ovarian cancer strongly support a planned Phase II combination trial. A Phase Ib trial of EGEN-001 in combination with PEGylated doxorubicin in patient with platinum-resistant ovarian cancer is currently ongoing. EGEN-001 has also demonstrated preclinical activity in glioblastoma multiforme (brain cancer) and the Company plans to initiate a Phase I study in this indication.

o

TheraSilence™ – TheraSilence™ is a versatile technology platform focused on delivering synthetically-generated small inhibitory RNAs (siRNAs), microRNAs, and microRNA mimics, and related molecules that can regulate protein expression by exploiting endogenous cell mechanisms. EGEN has developed several classes of proprietary carriers that can efficiently deliver the siRNAs to the cytoplasm of many types of cells both in vitro and in vivo. The TheraSilence™ platform has generated its first drug candidate, EGEN-RNA-002, which is currently in preclinical development.

o

RAST™ – EGEN is developing a novel technology that enables cells to express and secrete RNA (microRNA, mRNA, shRNA, aptamers) named RAST™ (RNA, Amplification, and Secretion Technology). EGEN has secured broad intellectual property rights to this technology and is currently evaluating novel opportunities for therapeutic and life science products.

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Fully integrated research and development organization with a wide range of scientific and clinical expertise. The combined organization is expected to draw upon the experienced group of scientists, physicians, collaborators and managers from both companies, to create a broad range of capabilities and competencies ranging from early discovery and validation, to clinical development, regulatory, quality control and assurance, commercial-scale manufacturing, business development and corporate strategy.

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Opportunity for Significant Value Creation. As a combined company, the organization holds greater value potential than either company alone, by combining the registration potential of a pivotal Phase III study with nearer-term, earlier stage clinical milestones, and added opportunities for strategic partnerships leveraging the ThermoDox®, TheraPlas™, TheraSilence™ and RAST™ platforms.

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Financial Arrangements Preserve Capital and Minimize Investment Risk. The negotiated acquisition structure of this transaction provides Celsion’s investors with a “shared confidence-shared risk” approach, conserving capital for high potential oncology research while establishing an earn out program based on value creating milestones. These investor friendly features are designed to reinforce Celsion’s alignment with shareholders and commitment to paying for performance.

The new combined company is expected to retain all EGEN employees and will be headquartered in Lawrenceville, N.J. Discovery and preclinical operations will be based at EGEN’s current, leased facilities in Huntsville, Alabama, where Celsion also plans to consolidate all of its analytical service and laboratory functions.

Cantor Fitzgerald & Co. acted as the financial advisor to Celsion. Sidley Austin LLP and O’Melveny & Myers LLP acted as legal counsel to Celsion for this transaction.

Conference Call Information

Celsion Corporation will host a conference call to discuss the acquisition of EGEN at 11:00 a.m. EDT on Tuesday, June 10, 2014. To participate in the call, interested parties may dial 1-888-510-1765 (Toll-Free/North America) or 1-719-325-2428 (International/Toll) and ask for the Celsion Corporation Acquisition of EGEN (Conference Code: 5633593) to register ten minutes before the call is scheduled to begin. The call will also be broadcast live on the internet at http://www.celsion.com.

The call will be archived for replay on Tuesday, June 10, 2014 and will remain available until June 24, 2014. The replay can be accessed at 1-888-203-1112 (Toll-Free/North America) or 1-719-457-0820 (International/Toll) using Conference Code: 5633593. An audio replay of the call will also be available on the Company’s website, http://www.celsion.com, for 30 days after 2:00 p.m. EDT on Tuesday, June 10, 2014.

About ThermoDox®

ThermoDox® is a proprietary heat-activated liposomal encapsulation of doxorubicin, an approved and frequently used oncology drug for the treatment of a wide range of cancers. ThermoDox® is being evaluated in a Phase III clinical trial for primary liver cancer and a Phase II clinical trial for recurrent chest wall breast cancer. Localized mild hyperthermia (39.5 - 42 degrees Celsius) created by radiofrequency ablation (RFA) releases the entrapped doxorubicin from the liposome. This delivery technology enables high concentrations of doxorubicin to be deposited preferentially in a targeted tumor.

About EGEN, Inc.

EGEN, Inc., with laboratories and headquarters in Huntsville, Alabama, is a privately held clinical stage biopharmaceutical company focused on developing therapeutics for the treatment of human diseases. EGEN specializes in the delivery of therapeutic nucleic acids (DNA and RNAi) aimed at specific disease targets. The company has significant intellectual property positions in synthetic carriers, their combination with oligonucleotides, expression vectors and their therapeutic applications. EGEN has research pipeline products aimed at the treatment of various cancer and cardiovascular indications and has collaborations with outside investigators, biotech organizations, and universities on various projects in these areas.  For more information on EGEN, visit their website: www.egeninc.com.

About Celsion Corporation

Celsion is dedicated to the development and commercialization of innovative cancer drugs, including tumor-targeting treatments using focused heat energy in combination with heat-activated liposomal drug technology.  Celsion has research, license or commercialization agreements with leading institutions, including the National Institutes of Health, Duke University Medical Center, University of Hong Kong, the University of Pisa, the UCLA Department of Medicine, the Kyungpook National University Hospital, the Beijing Cancer Hospital and the University of Oxford.  For more information on Celsion, visit our website: http://www.celsion.com.

Celsion wishes to inform readers that forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that such forward-looking statements, including, without limitation, statements about the acquisition and the combined company as well as clinical and pre-clinical programs, involve risks and uncertainties. These risks and uncertainties include, without limitation, the risk that closing conditions to the acquisition are not satisfied; difficulties and operational and financial risks associated with integrating Celsion and EGEN after completion of the acquisition; unforeseen changes in the course of research and development activities and in clinical trials; the significant expense, time, and risk of failure of conducting clinical trials; the need for Celsion to evaluate its future development plans; termination of the Technology Development Contract or collaboration between Celsion and Hisun at any time; possible changes in cost and timing of development and testing, capital structure, financial condition, working capital needs and other financial items; possible acquisitions or licenses of other technologies, assets or businesses or the possible failure to make such acquisitions or licenses; possible actions by customers, suppliers, competitors, regulatory authorities; and other risks detailed from time to time in the Celsion’s periodic reports filed with the Securities and Exchange Commission, including its Form 10-Q filed on May 8, 2014. Celsion assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Investor Contact

Jeffrey W. Church

Senior Vice President and

Chief Financial Officer

609-482-2455

jchurch@celsion.com